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                                                            Exhibit (p)(3)

                               MACKAY SHIELDS LLC

                                 CODE OF ETHICS

                                TABLE OF CONTENTS

Code of Ethics
      Exhibit A - Conflict of Interest Questionnaire
      Exhibit B - CFA Institute Code of Ethics for Chartered Financial Analysts Exhibit C - Acknowledgement of Receipt of Code and Amendments
      Exhibit D - Annual Certification of Compliance with Code

Personal Investment Policy
      Exhibit E - Initial Holdings and Accounts Report
      Exhibit F - Quarterly Transactions and Accounts Report
      Exhibit G - Annual Holdings, Transactions and Accounts Report Exhibit H - Acknowledgement of Receipt of Personal Investment Policy
      Exhibit I - Personal Securities Trading Preclearance Request Form

Insider Trading Policy & Procedures
      Exhibit J - Acknowledgement and Representation

Restricted List Policy

Watch List Policies and Procedures

Selective Mutual Fund Holdings Disclosure Policies
      MacKay Shields LLC
      New York Life Investment Management LLC (and supplemental memo)

Information Security & Privacy Policy
      Attachment K - Acknowledgement
      Attachment L - Policy for MacKay Shields Affiliated Hedge Funds

Gift and Entertainment Policy
      Exhibit M - Report of Gifts and Entertainment
      Exhibit N - Quarterly Report of Gifts and Entertainment
      Exhibit O - Summary


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